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                                                                  EXHIBIT 4.8


                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------


                  THIS SECOND AMENDMENT TO CREDIT AGREEMENT is made and entered into as of this 4th day of April, 1996 by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation ("Borrower"), NATIONAL CITY BANK, THE HUNTINGTON NATIONAL BANK, COMERICA BANK, FIRST NATIONAL BANK OF OHIO, and SOCIETY NATIONAL BANK (collectively the "Banks" and individually a "Bank"), and SOCIETY NATIONAL BANK, as Agent for the Banks (the "Agent").



                              W I T N E S S E T H:

                  WHEREAS, Borrower, the Banks, and the Agent entered into a certain Credit Agreement dated as of July 25, 1994 (the "Credit Agreement"); and

                  WHEREAS, the Borrower, the Banks, and the Agent entered into a certain First Amendment to Credit Agreement dated as of September 12, 1995 amending the Credit Agreement as therein provided; and

                  WHEREAS, Borrower, the Banks, and the Agent desire to make certain additional amendments to the Credit Agreement on the terms and conditions herein set forth;

                  NOW, THEREFORE, it is mutually agreed as follows:

                  1. Amendments.
                     -----------

              (a) Subclause (1) of Section 7.19(vii) of the Credit Agreement is hereby amended to read as follows:

              except for a certain letter of credit issued by The Huntington National Bank ("Huntington") for the account of the Borrower not pursuant to this Credit Agreement in the amount of eight million dollars ($8,000,000) naming Society National Bank and Credit Lyonnais, New York Branch, as beneficiaries in connection with financing provided by such beneficiaries and others for the project known as Showcase Mall in Las Vegas, Nevada, and any renewals, extensions, substitutions and/or replacements thereof made or issued by Huntington (the "Showcase Letter of Credit"), Borrower shall not be permitted to guarantee any letter of credit having a face amount in excess of Five Million Dollars ($5,000,000) and


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              (b) Section 7.17 is amended by adding the following additional subsection (xiii) thereto:

                  (xiii) a collateral assignment of the rights of Borrower to receive payments in respect of certain indebtedness of Ranch Center Associates Limited Partnership to Borrower made by Borrower to Huntington to secure the obligations of Borrower to Huntington in respect of the Showcase Letter of Credit (as such term is defined in Section 7.19(vii)(1) hereof).

              The period ending subsection (xii) is hereby replaced by "; or" and the "or" appearing at the end of subsection (xi) is hereby deleted.

         2. DEFINITIONS. Terms used in this Second Amendment to Credit Agreement that are defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

         3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Agent and each of the Banks that all of the representations and warranties of the Borrower set forth in Article VIII of the Credit Agreement are true and correct on and as of the date hereof and that no Event of Default or Possible Default exists on such date.

         4. NO WAIVER. The execution and delivery of this Second Amendment of Credit Agreement by the Agent and the Banks shall not constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement as in effect prior to the effectiveness of this Second Amendment of Credit Agreement or as amended hereby or waive or release any Event of Default or Possible Default existing at any time.

         5. CONDITIONS TO EFFECTIVENESS. The amendments to the Credit Agreement herein provided for shall become effective upon Agent and the Bank of such opinions of counsel to the Borrower and the Parent, certified copies of resolutions of the boards of directors of the Borrower and the Parent, and such other documents as shall be required by the Agent, the Banks, or their respective counsel to evidence and confirm the due authorization, execution, and delivery of this Second Amendment to Credit Agreement.

         6. CONFIRMATION OF CREDIT AGREEMENT. The Borrower, the Agent, and the Banks hereby confirm that the Credit Agreement is in full force and effect on the date hereof, and that, upon the amendments herein provided becoming


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effective, the Credit Agreement will continue in full force and effect in accordance with its terms, as hereby amended.

         IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this Second Amendment to Credit Agreement to be executed and delivered as of the date first above written.

                FOREST CITY RENTAL PROPERTIES CORPORATION

                By:     /s/ Thomas G. Smith
                        ----------------------------

                Title:       Secretary
                        ----------------------------


                NATIONAL CITY BANK

                By:     /s/ Anthony J. Di Mare
                        ----------------------------

                Title:       Vice President
                        ----------------------------


                THE HUNTINGTON NATIONAL BANK

                By:      /s/ James R. Logan
                        ----------------------------

                Title:       Senior Vice President
                        ----------------------------


                COMERICA BANK

                By:     /s/ John D. Price III
                        ----------------------------

                Title:    Assistant Vice President
                        ----------------------------


                FIRST NATIONAL BANK OF OHIO

                By:     /s/ John F. Neumann
                        ----------------------------

                Title:    Vice President
                        ----------------------------


                SOCIETY NATIONAL BANK
                Individually and as Agent

                By:     /s/ Michael D. Mitro
                        ----------------------------

                Title:    Vice President
                        ----------------------------


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                              CONSENT OF GUARANTOR
                              --------------------

        FOREST CITY ENTERPRISES, INC., an Ohio corporation and Guarantor under that certain Guaranty of Payment of Debt issued on or about July 25, 1994 to and in favor of Society National Bank, National City Bank, The Huntington National Bank, Comerica Bank, and First National Bank of Ohio, as amended, in respect of, INTER ALIA., the indebtedness of FOREST CITY RENTAL PROPERTIES CORPORATION under the Credit Agreement referenced in the foregoing Second Amendment to Credit Agreement, hereby acknowledges that it consents to the foregoing Second Amendment of Credit Agreement and confirms and agrees that its Guaranty of Payment of Debt is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to the foregoing Second Amendment to Credit Agreement.

                          FOREST CITY ENTERPRISES, INC.



                          By:     /s/ Thomas G. Smith
                                  ----------------------------

                          Title:     Secretary
                                  ----------------------------